Exhibit 99(a)

Computershare Trust Company, N.A. PO Box 505000 Louisville, KY 40233-5000 Within USA, US territories & Canada (800) 736-3001 Outside USA, US territories & Canada (781) 575-3100 www.computershare.com/investor Name Address Holder Account Number City, State, Zip Computershare PO Box 505000 Louisville, KY 40233-5000 Please return completed form to: B F C P N E -WEB Dividend Reinvestment Plan - Enrollment Form

-WEB

Computershare Trust Company, N.A. PO Box 505000 Louisville, KY 40233-5000 Within USA, US territories & Canada (800) 736-3001 Outside USA, US territories & Canada (781) 575-3100 www.computershare.com/investor Name Address Holder Account Number City, State, Zip Funds will be withdrawn on the 7th of the month or the next business day. This plan allows for a minimum amount of $50 with a maximum of $200,000 per Month. If applicable, an enrollment fee will be deducted from the initial investment. Computershare PO Box 505000 Louisville, KY 40233-5000 Please return completed form to: B F C P E -WEB Dividend Reinvestment Plan - Direct Debit Authorization - Monthly

-WEB